SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                   FORM 8-K/A


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report:  July 25, 1997


                             NPC INTERNATIONAL, INC.
             (Exact name of registrant is specified in its charter)

                                     Kansas
                            (State of incorporation)


     0-13007                                 48-0817298
(Commission Identification No.)                   (IRS Employer Identification
No.)

                 720 West 20th Street, Pittsburg, Kansas  66762
               (Address of principal executive office   Zip Code)

                 Registrant's telephone number:  (316/231-3390)



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

This filing amends Form 8-K filed May 29, 1997 pertaining to the acquisition of certain Pizza Hut units from Jamie B. Coulter. Financial statements related to the acquired assets were not available at the time Form 8-K was filed. However, in accordance with Rule 3-05(b) of regulation S-X, the applicable statements are included herein.

(a.) Financial statements of business acquired

     The financial statements of the acquired business are presented in Exhibit 99-A to this filing and are incorporated herein by reference.

(b.) Pro forma financial information

     The pro forma financial information required by Article 11 of Regulation S-X, related to this acquisition is presented in Exhibit 99-B to this filing and is incorporated herein by reference.

(c.) Exhibits

     The exhibits set forth on the Index to Exhibits on page 3 are incorporated herein by reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             NPC INTERNATIONAL, INC.

DATED:    July 25, 1997



Troy D. Cook
Vice President Finance
Chief Financial Officer
Principal Financial Officer

                                INDEX TO EXHIBITS

                                                       PAGE  NO.
                                                       IN THIS
EXHIBIT   DESCRIPTION                                  FILING

23        Consent of Independent Auditors                  4

99-A      Financial statements of business acquired        5

99-B      Pro Forma Financial Information                 20







Exhibit 23
Consent of Independent Auditors


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 33-2233 and Form S-8 No. 33-37354) pertaining to the NPC
International, Inc. 1984 Non-Qualified Stock Option Plan, as amended, and the Registration Statement (Form S-8 No. 33-56399) pertaining to the NPC International, Inc. 1994 Non-Qualified Stock Option Plan of our report dated July 1, 1997, with respect to the combined financial statements of The Coulter Pizza Huts included in NPC International, Inc.'s current report on Form 8-K/A dated July 23, 1997, filed with the Securities and Exchange Commission.


                                   ERNST & YOUNG LLP


Wichita, Kansas
July 21, 1997






Exhibit 99-A
Financial Statements of Business Acquired













                            Combined Financial Statements

                                The Coulter Pizza Huts

                             Year ended December 31, 1996
                         with Report of Independent Auditors
                             The Coulter Pizza Huts

                          Combined Financial Statements


                          Year ended December 31, 1996




                                    Contents

Report of Independent Auditors                            1

Audited Combined Financial Statements

Combined Balance Sheet                                    2
Combined Statement of Income                              4
Combined Statement of Shareholder's Deficit               5
Combined Statement of Cash Flows                          6
Notes to Combined Financial Statements                    8









                         Report of Independent Auditors

The Board of Directors and Shareholder
The Coulter Pizza Huts

We have audited the accompanying combined balance sheet of The Coulter Pizza Huts (Corporations) as of December 31, 1996, and the related combined statements of income, shareholder's deficit and cash flows for the year then ended. These financial statements are the responsibility of the CorporationsO management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of The Coulter Pizza Huts at December 31, 1996, and their combined results of operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                   ERNST & YOUNG LLP


Wichita, Kansas
July 1, 1997

                             The Coulter Pizza Huts

                             Combined Balance Sheet


                                                 December 31,
                                                     1996

Assets
Current assets:
Cash                                           $1,716,498
Accounts receivable                               271,018
Due from affiliates (Note 2)                      182,540
Inventories                                       351,077
Prepaid expenses                                  614,397
Total current assets                            3,135,530

Property and equipment, at cost (Note 4):
Land                                              292,000
Buildings                                         385,243
Leasehold and land improvements                 3,652,938
Furniture and equipment                         3,121,974
Real property under capital lease              11,538,527
                                               18,990,682
Less accumulated depreciation
    and amortization                           11,138,911
                                                7,851,771

Due from shareholder (Note 2)                   1,950,000

Other assets:
Franchise rights, net of
   accumulated amortization                       418,277
   of $393,325
Deposits                                           50,913
Other                                              26,217
Total other assets                                495,407

Total assets                                  $13,432,708






                                                 December 31,
                                                     1996

Liabilities and shareholderOs deficit
Current liabilities:
Accounts payable                                   $1,912,386
Due to affiliates (Note 2)                            511,931
Accrued payroll and benefits                          690,185
Accrued management fees - affiliates (Note 2)         460,109
Accrued rent and real estate taxes                    313,455
Other accrued liabilities                             400,785
Current portion of long-term debt - affiliates         27,735
(Note 5)
Current portion of obligation under capital lease     161,788
- affiliates (Note 4)
Total current liabilities                           4,478,374

Long-term debt - affiliates (Note 5)                  341,089
Obligation under capital lease - affiliates        10,618,557
(Note 4)

Shareholder's deficit:
Common stocks:
$1 par value, 81,500 shares
    authorized and issued                             81,500
    $10 par value, 400 shares
    authorized and issued                              4,000
Additional paid-in capital                         9,226,449
Accumulated deficit                              (10,900,153)
                                                  (1,588,204)
Less treasury stock, 4,765 shares at cost            417,108
Total shareholder's deficit                       (2,005,312)



Total liabilities and shareholder's deficit       $13,432,708

See accompanying notes.

                             The Coulter Pizza Huts

                          Combined Statement of Income


                                                  Year ended
                                                 December 31,
                                                     1996

Net sales                                       $60,119,261

Cost of sales                                    14,585,625
Direct labor costs                               17,595,521
Operating expenses:
Related party (Note 2)                            2,043,626
Other                                            13,049,503
                                                 47,274,275

Income from restaurant operations                12,844,986

General and administrative expenses:
Related party (Note 2)                            5,107,382
Other                                             3,103,788
Total general and administrative expenses         8,211,170

Operating income                                  4,633,816
Interest expense:
Affiliate (Note 2)                               (2,189,047)
Other                                                (2,729)
Interest income - affiliate                         214,416
Other expense, net                                  (13,485)


Net income before income taxes                    2,642,971
Provision for income taxes (Note 3)                  92,481
Net income                                       $2,550,490

See accompanying notes.

                             The Coulter Pizza Huts

                   Combined Statement of Shareholder's Deficit

                         $1 Par Value       $10 Par Value
                          Common Stock      Common Stock   Additional
                          Number            Number            Paid-in   Accumulated  Treasury
                          of      Amount    of     Amount    Capital     Deficit     Stock      Total
                          Shares            Shares

Balance at
   December 26, 1995     81,500  $81,500     400   $4,000   $8,710,288  $(10,384,182)  $(417,108)$(2,005,502)
Net income                    -        -       -        -            -     2,550,490           -   2,550,490
Capital contributions         -        -       -        -      629,700             -           -     629,700
Return of capital             -        -       -        -     (113,539)            -           -    (113,539)
Dividends                     -        -       -        -            -    (3,066,461)          -  (3,066,461)
Balance at
   December 31, 1996     81,500  $81,500     400   $4,000   $9,226,449  $(10,900,153)  $(417,108)$(2,005,312)


See accompanying notes.

                             The Coulter Pizza Huts

                        Combined Statement of Cash Flows

                           Increase (Decrease) in Cash


                                                                 Year ended
                                                             December 31, 1996

Operating activities
Net income                                                    $2,550,490
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization                                  1,010,753
Loss on closed restaurant                                         37,105
Net change in operating assets and liabilities:
Accounts receivable                                              (43,029)
Inventories                                                       40,942
Prepaid expenses                                                 (75,784)
Accounts payable                                                 334,346
Accrued payroll and benefits                                    (190,687)
Accrued liabilities                                               38,869
Net cash provided by operating activities                      3,703,005

Investing activities
Purchases of property and equipment                             (763,192)
Purchase of franchise rights                                     (25,000)
Deposits                                                          (5,251)
Net cash used by investing activities                           (793,443)

Financing activities
Net change in due to/from affiliates                            (206,891)
Repayment of long-term debt                                      (24,492)
Repayment of capital leases                                     (161,538)
Capital contributions                                            629,700
Payment of dividends and return of capital                    (3,180,000)
Net cash used by financing activities                         (2,943,221)

Net decrease in cash                                             (33,659)
Cash at beginning of year                                      1,750,157
Cash at end of year                                           $1,716,498
                             The Coulter Pizza Huts

                  Combined Statement of Cash Flows (continued)

                           Increase (Decrease) in Cash


                                                  Year ended
                                                 December 31,
                                                     1996

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest                                           $2,191,776
Income taxes                                          126,695

Supplemental schedule of noncash investing and financing activities:
 During 1996, the Corporations acquired property under capital lease of $539,462.

Disclosure of accounting policy:
 For purposes of the combined statement of cash flows, the Corporations consider cash to include currency on hand, demand deposits and short-term investments with maturities of three months or less.

See accompanying notes.

1. Significant Accounting Policies

Basis of Presentation and Principles of Combination

The combined financial statements include all of the Pizza Hut restaurant operations of Jamie B. Coulter. These operations are conducted in corporations, all of which are owned and controlled by Jamie B. Coulter (the Corporations). All significant intercompany accounts and transactions have been eliminated. The Corporations have ongoing transactions with an affiliated company, Coulter Enterprises, Inc. (Coulter Enterprises). This affiliated company owns certain other affiliated entities that provide management and accounting services for the Pizza Hut restaurants.

Operations

All of the restaurants are operated under a franchise agreement with Pizza Hut, Inc., franchisor. The agreement grants the Corporations exclusive rights to develop and operate restaurants in certain franchise territories. The Corporations operate approximately 100 restaurants in Texas, Tennessee, North Carolina, Illinois, Colorado, Delaware, Nevada, Utah, Arizona, Washington, and Oregon.

Fiscal Year

The Corporations' fiscal year end is the Tuesday closest to December 31. The fiscal year ended December 31, 1996, includes 53 weeks of operations.

Inventories

Inventories consist of food and supplies and are valued at the lower of cost (first-in, first-out method) or market.

Property and Equipment

Property and equipment are recorded at cost. Maintenance, repairs and renewals which do not enhance the value of or increase the life of the assets are expensed as incurred. Depreciation is provided using the straight-line basis for buildings, furniture and equipment. Leasehold improvements are amortized on the straight-line method over the
1. Significant Accounting Policies (continued)

life of the lease or the life of the improvements, whichever is shorter. Useful lives are as follows:

          Buildings                            18 to 39 years
          Leasehold and land improvements       3 to 18 years
          Furniture and equipment               5 to 15 years
          Real property under capital lease          18 years

Effective in fiscal 1996, the Corporations adopted Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. The majority of the Corporations' long-lived assets held for continuing use are evaluated for potential impairment on a store-by-store basis. Implementation of this standard did not have a material impact on the Corporations' financial statements.

Franchise Rights

Agreements with the franchisor provide franchise rights for a period of 20 years, and are renewable at the option of the Corporations for an additional 15 years, subject to approval by the franchisor. Initial franchise fees are capitalized and amortized over 20 years on a straight-line basis. Periodic franchise royalty fees, which are based on a percent of sales, are charged to operating expense as incurred.

Advertising Costs

Advertising costs are expensed as incurred. The Corporations incurred $3,326,237 of such costs in fiscal 1996.

Income Taxes

All of the Corporations included in these combined financial statements have elected to be taxed under Subchapter S of the Internal Revenue Code and, therefore, do not have a federal tax liability at the corporate level as such taxes are the liability of the individual shareholder. Accordingly, the accompanying combined financial statements do not include a provision for federal income taxes.

1. Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. Related-Party Transactions

The Corporations have significant transactions with related parties, including borrowing and lending transactions, payment of management and accounting fees and leasing of facilities and equipment from entities that are owned and controlled by the shareholder.

Transactions between such parties for the year ended December 31, 1996, are summarized as follows:

                              1996
                             Amount         Related Party

          Equipment lease  $1,448,044  Summit Leasing
          expense
          Management fee    4,780,132  Coulter Enterprises,
          expense                      Inc.
          Accounting fee      327,250  Coulter Enterprises,
          expense                      Inc.
          Real estate         517,737  Coulter Properties
          lease expense
          Real estate          77,845  Other affiliates
          lease expense
          Interest income   (214,416)  Shareholder
          Interest          1,912,850  Coulter Properties
          expense
          Interest            276,197  Other affiliates
          expense

Amounts due to affiliates at December 31, 1996, were as follows:

                                        1996

Payable to Coulter Enterprises,      $ 505,000
Inc.
Payable to other affiliated
entities                                 6,931
                                     $ 511,931

2. Related-Party Transactions (continued)

Amounts due from affiliates at December 31, 1996, were as follows:

                                      1996

Receivable from Coulter Properties  $ 2,400
Receivable from Shareholder         142,242
Receivable from Coulter              21,451
Enterprises, Inc.
Receivable from other affiliated     16,447
entities
                                   $182,540

During 1996, funds were transferred to/from Coulter Enterprises, Inc. to fund cash operating requirements. At December 31, 1996, $505,000 was due to Coulter Enterprises, Inc. relating to such transactions and the majority was paid shortly after year-end.

Advances to or from affiliates are periodically made as working capital is available or needed. The advances are receivable or payable on demand and, for the majority of the affiliated balances, bear no interest.

The due from shareholder of $1,950,000 is payable on demand and bears interest at 11% annually. It is classified as noncurrent in the accompanying balance sheet as the Corporations do not intend to demand payment within the next fiscal year.

3. Income Taxes

The provision for income taxes consists of various state income and franchise taxes which are based on taxable income. These taxes are payable by the corporations which are doing business in that state and are not an obligation of the shareholder.

4. Lease Commitments

The Corporations lease various restaurant facilities from related parties and unrelated third parties under noncancelable operating leases and capital leases. The leases expire at various dates through DecemberE31, 2015, and a majority of the leases contain renewal options for 5 to 15 years. Generally, the leases require the Corporations to pay all taxes, insurance, and maintenance. The lease arrangements generally provide for additional rentals which are based on percentages of the CorporationsO sales. Lease expense under long-term operating leases for the year ended December 31, 1996, was $2,319,319, including contingent rental payments of $176,743. Contingent rental payments under capital leases amounted to $215,773.

4. Lease Commitments (continued)

The future annual minimum lease payments for the next five years and thereafter under capital leases and noncancelable operating leases with initial terms of one year or more in effect at DecemberE31, 1996, are as follows:

                                                     Operating Leases
                                Related-     Related   Unrelated
Fiscal Year                     Party       Parties    Parties       Total
                               Capital
                                Leases

1997                          $ 2,321,452  $  597,313  $1,187,206   $ 1,784,519
1998                            2,321,452     597,513   1,061,502     1,658,815
1999                            2,321,452     597,513     795,828     1,393,141
2000                            2,321,452     597,313     688,829     1,286,142
2001                            2,321,452     597,313     358,755       956,068
Thereafter                     22,260,891   5,989,134   1,413,561     7,402,695

Total minimum lease payments   33,868,151  $8,975,699  $5,505,681   $14,481,380

Less imputed interest          23,087,806
Present value of capital
lease obligations              10,780,345
Less current portion              161,788
Long-term portion             $10,618,557

The Corporations lease various restaurant equipment and vehicles under monthly operating leases with related parties. Lease expense under short-term operating leases for the years ended December 31, 1996, was $1,448,044.

Property and equipment include the following property under capital leases by major classes:

                                   December 31,
                                       1996

Real property under capital lease $11,538,527
Less accumulated depreciation      (5,960,363)
                                  $ 5,578,164

Depreciation expense for the property under capital leases for the year ended December 31, 1996, was $571,901 and was included in depreciation and amortization expense.
5. Long-Term Debt

Long-term debt at December 31, 1996, consisted of the following:

                                                                    1996

Installment loans to Coulter Properties, payable in varying
monthly installments including interest at 12.5%, due at varying
dates through April 2005                                         $368,824
Less current portion                                               27,735
                                                                 $341,089


Future annual long-term debt maturities over the next five years and thereafter are as follows at December 31, 1996:

1997                               $ 27,735
1998                                 31,408
1999                                 35,566
2000                                 40,276
2001                                 45,609
Thereafter                          188,230
                                   $368,824

6. Subsequent Event

Effective May 15, 1997, the sole shareholder of the Corporations entered into an Asset Purchase Agreement with NPC International, Inc. and certain of its affiliates to sell substantially all of the operating assets and operations of the Corporations' individual Pizza Hut restaurants. Accordingly, upon the effectiveness of this agreement, the Corporations no longer have operations.










Exhibit 99-B
Pro Forma Financial Information

These pro forma statements combine the effects of two unrelated, but significant acquisitions by NPC International, Inc. (the Company). The first transaction consisted of the acquisition of 122 Pizza Hut Units from Pizza Hut, Inc. (the Pizza Hut Acquisition), which was completed in two Phases. Phase I consisted of 60 units and closed on March 6, 1997. Phase II consisted of 62 units and closed on March 27, 1997 subsequent to the Company's fiscal year-end. This transaction is discussed in Form 8-K and Form 8-K/A dated April 14, 1997 and June 9, 1997 respectively. The net pro forma effect on the Company's year-end financial statements is presented below. For a more complete discussion of these amounts see the notes to the pro forma statements filed with the June 9, 1997 Form 8-K/A.

The second transaction consisted of the acquisition of 100 Pizza Hut Units from Jamie B. Coulter (the Coulter Pizza Huts). The Coulter Pizza Hut transaction terms are set fourth in an asset sale agreement dated May 14, 1997 which was filed on Form 8-K on May 29, 1997.

The condensed pro forma financial information presented below combines the net Pizza Hut Acquisition presented in Form 8-K/A filed June 9, 1997 with historical information related to the Coulter Pizza Huts, and pro forma adjustments related to the Company's acquisition of the Coulter Pizza Huts.

The combined pro forma statement is intended to show how both the Pizza Hut Acquisition and the Coulter Pizza Hut Acquisition might have affected the Company's historical financial statements if the transactions had been consummated at the beginning of the Company's fiscal year-ended March 25, 1997.

Pro Forma Balance Sheet
NPC International, Inc. and Subsidiaries
Acquisitions from Pizza Hut, Inc. and Jamie B. Coulter
At March 25, 1997

Dollars in thousands

                                   Net Pro      As         Pro Forma
                                   Forma Effect Reported   Adjustments Combined
                       As Reported Pizza Hut    Coulter    Coulter     Pro Forma
                       The Company Acquisition  Pizza Huts Pizza Huts  Statement
Assets
Total current assets   $ 13,751    $    608    $ 3,136     $(1,068)    $16,427
Facilities and
 equipment, net of
 $77,037 accumulated
 depreciation           126,461       4,156      7,852      (5,116)    133,353
Intangible assets,
 net of $16,276
 accumulated
 amortization           110,546      24,389        418      57,645     192,998
Other assets              9,149                  2,027      (2,027)      9,149
  Total assets         $259,907    $ 29,153    $13,433     $49,434    $351,927

Liabilities
Total current
 liabilities          $  29,156                $ 4,478     $(4,478)   $ 29,156
Long-term debt          116,777      29,153     10,960      49,079     205,969
Other liabilities       18,181                               2,828      21,009
Total equity            95,793                  (2,005)      2,005      95,793
Total liabilities
  and equity          $259,907     $ 29,153    $13,433     $49,434    $351,927

See notes to financial statements


Pro Forma Income Statement
NPC International, Inc. and Subsidiaries
Acquisitions from Pizza Hut, Inc. and Jamie B. Coulter
For the 52 weeks ended March 25, 1997

Dollars in thousands, except share data

                                   Net Pro      As         Pro Forma
                                   Forma Effect Reported   Adjustments Combined
                       As Reported Pizza Hut    Coulter    Coulter     Pro Forma
                       The Company Acquisition  Pizza Huts Pizza Huts  Statement

Net sales             $295,285     $  69,580    $  60,119             $ 424,984

Cost of sales           80,618        19,610       14,586               114,814
Direct labor            81,086        20,758       17,596               119,440
Other                   75,523        22,549       15,092      (288)    112,876
Total operating
  expenses             237,227        62,917       47,274               347,130

Income from restaurant
     operations         58,058         6,663       12,845                77,854

General and
  administrative
  expenses              17,710         4,707        8,170    (5,107)     25,480
Depreciation and
   amortization          6,121         1,381           41     2,033       9,576

Operating income        34,227           575        4,634                42,798

Interest and other
  income/(expense)      (5,144)       (4,293)      (1,991)   (2,461)    (13,889)

Income before taxes     29,083        (3,718)       2,643                28,909

Provision for
  income taxes          11,272        (1,441)          92     1,282      11,205

Net income             $17,811       $(2,277)     $ 2,551              $ 17,704

Earnings per share     $  0.71                                         $   0.71

Weighted average
shares outstanding  25,021,020                                       25,021,020

See notes to financial statements


Notes to pro forma statements

1. Basis of presentation - The pro forma financial statements include the accounts and results of operation for NPC International, Inc. and subsidiaries (the Company), 122 Pizza Hut units acquired from Pizza Hut, Inc., (The Pizza Hut Acquisition), and 100 Pizza Hut units (the Coulter Pizza Huts) owned and operated by Jamie B. Coulter , through Coulter Enterprises, Inc., and related entities, (Coulter). The statements of the Company are as of and for the 52 weeks ended March 25, 1997. The statements related to the Pizza Hut Acquisition are for the 52 weeks ended December
   25, 1996, and the statements of the Coulter Pizza Huts are as of and for the 53 weeks ended December 31, 1996. These statements have been prepared in accordance with Article 11 of the Securities & Exchange Commission Regulation S-X.

2. Description of transaction - A detailed description of the Pizza Hut Acquisition was filed on Form 8-K/A dated June 9, 1997. The Coulter Pizza Huts were acquired by the Company pursuant to an Asset Purchase Agreement Dated May 14, 1997. The consideration for the purchase of 74 of the units and the operations of eight other units was $47 million. The Company will manage 18 units in North Carolina under a management agreement and will record the results of these unit's operations as if owned, less a management fee to be paid to Coulter. Upon resolution of certain contingencies, the Company anticipates paying approximately $10 million additional consideration, $5.8 of which was paid on July 16,1997, for these restaurants. These statements present the financial position and results of operations as if the Company owned all 100 units constituting the Coulter Pizza Huts.

The net pro forma effect of the Pizza Hut Acquisition combines the historical financial information related to the Pizza Hut Acquisition units with the pro forma effects of the transaction described in the Form 8-K/A dated June 9, 1997. The pro forma adjustments presented herein pertain only to the Coulter Pizza Huts Acquisition.

3. Balance Sheet - The balance sheet adjustments reflect the purchase of $2,068,000 in cash and inventory, $2,736,000 in facilities and equipment, and $58,063,000 in franchise rights. The Company also recorded $2,828,000 in unfavorable lease obligations related to transaction. The transaction was funded through the Company's line of credit which is reflected in the pro forma adjustment to long-term debt.

4.   Statement of Operations

a) The pro forma adjustments for other operating expenses include rentals which the Company would have paid Coulter of $1,937,000 and depreciation expense on the acquired facilities and equipment of $391,000. These charges are net of the reversal of $2,044,000 in related party rent and $572,000 depreciation expense on related party capital leases, reflected in the Coulter Pizza Hut statements.

Depreciation and amortization expense includes a pro forma adjustment to increase expense $2,074,000 related to the amortization of franchise rights over an estimated remaining life of 28 years based on the remaining portion of the existing franchise agreement plus one 15 year renewal option.

b) General and administrative expense has been reduced by $5,107,000 which the Coulter Pizza Huts paid to related parties for management and accounting fees.

c) Interest expense has been computed using an average annual borrowing rate, as of the beginning of the fiscal year, of 7.7%. The pro forma adjustment for interest expense is $4,437,000 net of $1,976,000 which was paid by Coulter to related parties, primarily in conjunction with capital lease arrangements which will not be assumed by the Company.

d) The Company's effective tax rate for the fiscal year ended March 25, 1997 was 38.76%, which has been used to compute the pro forma tax adjustment.